SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 19, 1999
(To Prospectus dated October 26, 1998)



                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 1999-2

                                ---------------


The Class AV-1                       The Class AV-1 Certificates
Certificates represent
obligations of the trust             o    This supplement relates to the offering of the Class AV-1 Certificates of the
only and do not                           series referenced above. This supplement does not contain complete
represent an interest in                  information about the offering of the Class AV-1 Certificates. Additional
or obligation of                          information is contained in the prospectus supplement dated May 19, 1999,
CWABS, Inc.,                              prepared in connection with the offering of the offered certificates of the
Countrywide Home                          series referenced above and in the prospectus of the depositor dated October
Loans, Inc.,                              26, 1998. You are urged to read this supplement, the prospectus
Countrywide Home                          supplement and the prospectus in full.
Loans Servicing LP or
any of their affiliates.             o    As of June 25, 2004, the certificate principal balance of the Class AV-1
                                          Certificates was approximately $17,421,576.
This supplement may be
used to offer and sell the
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class AV-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

July 13, 2004

                               THE MORTGAGE POOL

     As of June 1, 2004 (the "Reference Date"), the Fixed Rate Loan Group included approximately 527 Mortgage Loans having an aggregate Stated Principal Balance of approximately $31,146,532, and the Adjustable Rate Loan Group included approximately 506 Mortgage Loans having an aggregate Stated Principal Balance of approximately $38,820,508.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                                  As of June 1, 2004
                                                                     ----------------------------------------------
                                                                     Fixed Loan Group               Adjustable Rate
                                                                                                       Loan Group
                                                                     ----------------------------------------------
Total Number of Mortgage Loans...................                           527                             506
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
       30-59 days................................                         3.98%                           3.95%
       60-89 days................................                         0.57%                           1.19%
       90 days or more (excluding pending
       foreclosures).............................                         0.57%                           0.99%
                                                                          -----                           -----
       Total Delinquencies.......................                         5.12%                           6.13%
                                                                          =====                           =====
Foreclosures Pending.............................                         3.61%                           6.52%
                                                                          -----                           -----
Total Delinquencies and foreclosures pending.....                         8.73%                          12.65%
                                                                          =====                           =====

---------------------
(1)  As a percentage of the total number of Mortgage Loans as of the Reference
     Date.



     Eleven (11) Mortgage Loans in the Fixed Rate Loan Group have been converted and are, as of the Reference Date, REO loans. Sixteen (16) Mortgage Loans in the Adjustable Rate Loan Group have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the in the Fixed Rate Loan Group and the Adjustable Rate Loan Group as of the Reference Date is set forth in
Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table s ummarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide

Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                                  Delinquency and Foreclosure Experience
                                               --------------------------------------------------------------------------------
                                                 As of December 31, 2000                     As of December 31, 2001
                                               --------------------------------------   ---------------------------------------
                                                Principal Balance        Percentage      Principal Balance        Percentage
                                               ------------------     ---------------   -------------------   -----------------
Total Portfo lio                                $7,867,335,642.62        100.00%          $9,081,242,926.99        100.00%
Delinquency Percentage
30-59 Days                                        $617,079,497.93          7.84%            $806,843,594.55          8.88%
60-89 Days                                         209,082,975.61          2.66%             255,443,513.99          2.81%
90+ Days                                            87,295,342.66          1.11%             103,605,792.49          1.14%
                                               ------------------     ---------------   -------------------   -----------------
Sub-Total                                         $913,457,816.20         11.61%          $1,165,892,900.03         12.84%
                                               ------------------     ---------------   -------------------   -----------------
Foreclosure Rate                                  $231,465,019.95          2.94%            $356,652,093.38          3.93%
Bankruptcy Rate                                   $109,183,964.35          1.39%            $232,679,880.26          2.56%

                                                                  Delinquency and Foreclosure Experience
                                               --------------------------------------------------------------------------------
                                                 As of December 31, 2003                     As of December 31, 2003
                                               --------------------------------------   ---------------------------------------
                                                Principal Balance        Percentage      Principal Balance        Percentage
                                               ------------------     ---------------   -------------------   -----------------
Total Portfolio                                $10,499,524,957.75        100.00%         $20,666,799,653.23        100.00%
Delinquency Percentage
30-59 Days                                        $776,262,182.66          7.39%           1,237,075,952.99          5.99%
60-89 Days                                         272,447,833.46          2.59%             369,166,558.52          1.79%
90+ Days                                          $112,192,108.56          1.07%             101,415,871.40           .49%
                                               ------------------     ---------------   -------------------   -----------------
Sub-Total                                       $1,160,902,124.68         11.06%          $1,707,668,382.91          8.26%
                                               ------------------     ---------------   -------------------   -----------------
Foreclosure Rate                                  $277,872,737.06          2.65%             322,168,334.41          1.56%
Bankruptcy Rate                                   $293,013,840.50          2.79%             305,504,468.46          1.48%



                                                    Delinquency and Foreclosure
                                                            Experience
                                               --------------------------------------
                                                       As of March 31, 2004
                                               --------------------------------------
                                                Principal Balance        Percentage
                                               ------------------     ---------------
Total Portfolio                                   $29,161,649,073        100.00%
Delinquency Percentage
30-59 Days                                         $1,421,444,465          4.87%
60-89 Days                                            434,720,503          1.49%
90+ Days                                              158,310,237          0.54%
Sub-Total                                          $2,014,475,205          6.91%
Foreclosure Rate                                     $385,837,835          1.32%
Bankruptcy Rate                                      $384,005,661          1.32%



     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                  DESCRIPTION OF THE CLASS AV-1 CERTIFICATES

     The Class AV-1 Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class AV-1 Certificates are allocated principal payments as described in the

Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal."

     As of June 25, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class AV-1 Certificates was approximately $17,421,576 evidencing a beneficial ownership interest of approximately 25.98% in the Trust Fund. As of the Certificate Date, the Class A Fixed Rate Certificates and the Class A Adjustable Rate Certificates had aggregate principal balances of approximately $21,571,373 and $17,421,576, respectively, and evidenced in the aggregate a beneficial ownership interest of approximately 32.16% and 25.98%, respectively, in the Trust Fund. As of the Certificate Date, the Subordinated Offered Fixed Rate Certificates and the Subordinated Offered Adjustable Rate Certificates had aggregate principal balances of approximately $8,290,119 and $19,786,302, respectively, and evidenced in the aggregate a beneficial ownership interest of approximately 12.36% and 29.50%, respectively, in the Trust Fund. For additional information with respect to the Class AV-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The June 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date in accordance with the payment priorities defined in the Prospectus Supplement; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by the Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Re ference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six- month LIBOR Mortgage Index remains constant at 1.84% per annum and the level of One-Month LIBOR remains constant at 1.36% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass- Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class AV-1 Certificates is July 13, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) except as indicated with respect to weighted average lives, no optional termination is exercised with respect to either Loan Group as described in the Prospectus Supplement under the heading "Description of the Certificates --Optional Termination".

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The models used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% of the Prepayment Vector assumes prepayment rates of 2.4% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.4% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 100% Prepayment Vector assumes a constant prepayment rate of 24% per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 27% CPR assumes a constant prepayment rate of 27% per annum.

     As used in the following tables "100% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rates equal to 100% of the Prepayment Vector; "125% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rates equal to 125% of the Prepayment Vector; "150% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rates equal to 150% of the Prepayment Vector; and the other percentages of the Prepayment Vector identified therein assume that the Fixed Rate Mortgage Loans will prepay at rates equal to such respective percentages of the Prepayment Vector.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Models, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Othe r factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class AV-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.


                Percent of Class Certificate Principal Balance
                     at the Respective Percentages of the
                               Prepayment Models



Fixed Rate Mortgage Loans (PV)                     0.00%    12.00%    18.00%    24.00%    30.00%    36.00%         42.00%
                                                   -----    ------    ------    ------    ------    ------         ------

Adjustable Rate Mortgage Loans                     0.00%    13.50%    20.25%    27.00%    33.75%    40.50%         47.25%
                                                   -----    ------    ------    ------    ------    ------         ------
(CPR)

Payment Date
------------

Initial Percentage                                   100       100       100       100       100       100            100
July 25, 2005.....................                   100       100       100       100       100        94             84
July 25, 2006.....................                   100       100       100        83        69        55             44
July 25, 2007.....................                   100       100        78        60        45        32             22
July 25, 2008.....................                   100        85        61        43        29        17              7
July 25, 2009.....................                   100        72        48        31        17         6              0
July 25, 2010.....................                   100        61        38        22         8         0              0
July 25, 2011.....................                   100        52        29        13         2         0              0
July 25, 2012.....................                   100        44        23         7         0         0              0
July 25, 2013.....................                   100        37        16         2         0         0              0
July 25, 2014.....................                   100        31        10         0         0         0              0
July 25, 2015.....................                   100        26         6         0         0         0              0
July 25, 2016.....................                   100        21         2         0         0         0              0
July 25, 2017.....................                   100        16         0         0         0         0              0
July 25, 2018.....................                   100        11         0         0         0         0              0
July 25, 2019.....................                   100         7         0         0         0         0              0
July 25, 2020.....................                    98         4         0         0         0         0              0
July 25, 2021.....................                    90         2         0         0         0         0              0
July 25, 2022.....................                    82         0         0         0         0         0              0
July 25, 2023.....................                    73         0         0         0         0         0              0
July 25, 2024.....................                    63         0         0         0         0         0              0
July 25, 2025.....................                    52         0         0         0         0         0              0
July 25, 2026.....................                    40         0         0         0         0         0              0
July 25, 2027.....................                    27         0         0         0         0         0              0
July 25, 2028.....................                     9         0         0         0         0         0              0
July 25, 2029.....................                     0         0         0         0         0         0              0
Weighted Average Life in years (1)                 20.81      8.16      5.57      4.11      3.18      2.54           2.07
Weighted Average Life in years (1)(2)              10.28      1.28      0.87      0.62      0.45      0.37           0.28

           ------------------------------
          (1)  Determined as specified in the Prospectus Supplement.
          (2)  To the Optional Termination Date.


                        FEDERAL INCOME TAX CONSEQUENCES

     In General

          Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class AV-1 Certificates discussed under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein (which supersedes the discussion under the same caption in Annex I of the Prospectus Supplement).

     Certain U.S. Federal Income Tax Documentation Requirements

          A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for Non-U.S. Persons (W-8BEN). In general, Beneficial Owners of Certificates that are Non-U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if Certificates are held through a Non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or Non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a no n-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where Certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons (as defined hereafter) can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

  Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

  The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. The term "Non-U.S. Person" means any person other than a U.S. Person.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class AV-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class AV-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

     Although the Exemption has been amended since January, 2003, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class AV-1 Certificates.

                                    RATINGS

     The Class AV-1 Certificates are currently rated "AAA" by Fitch Ratings and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class AV-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


                                     CWABS 1999-2 Fixed Rate Loan Group




Summary of Loans in Fixed Rate Loan Group                                             Range
(As of Reference Date)                                                                -----

Total Number of Mortgage Loans                                        527
Aggregate Principal Balance                                   $31,146,532
Average Principal Balance                                         $59,102                    $6,148 to  $689,397
Weighted Average Mortgage Rate                                      9.42%                     6.63% to    17.38%
Net Weighted Average Mortgage Rate                                  8.91%                     6.12% to    16.87%
Weighted Average Original Term (months)                               303                       120 to       360
Weighted Average Remaining Term (months)                              242                        57 to       300
Weighted Average Loan-to-Value Ratio                               72.60%                    10.00% to   100.00%
Weighted Average FICO Score                                          593



                                  CWABS 1999-2 Fixed Rate Loan Group


Mortgage Loan Programs

                                       Number of             Aggregate           Percent of Aggregate
Description                            Mortgage Loans        Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
FIXED 15-Year                          212                          $8,105,514                26.02 %
FIXED 20-Year                          1                               $24,902                 0.08
FIXED 30-Year                          271                         $21,389,776                68.67
FIXED 10-Year -2nd Lien                8                              $180,356                 0.58
FIXED 15-Year -2nd Lien                14                             $363,790                 1.17
FIXED 30/15-Year Balloon               21                           $1,082,193                 3.47
------------------------------------------------------------------------------------------------------
Total                                  527                         $31,146,532                  100 %
======================================================================================================


Mortgage Loan Principal Balances


Range of Mortgage Loan                 Number of             Aggregate           Percent of Aggregate
Principal Balances ($)                 Mortgage Loans        Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
$0 - $25000                            109                          $1,931,292                  6.2 %
$25000.01 - $50000                     208                          $7,808,605                25.07
$50000.01 - $75000                     95                           $5,791,472                18.59
$75000.01 - $100000                    51                           $4,302,125                13.81
$100000.01 - $ 150000                  39                           $4,751,695                15.26
$150000.01 - $ 200000                  11                           $1,866,457                 5.99
$200000.01 - $ 250000                  4                              $857,681                 2.75
$250000.01 - $ 300000                  3                              $822,237                 2.64
$300000.01 - $ 350000                  3                              $980,231                 3.15
$400000.01 - $ 450000                  2                              $863,584                 2.77
$450000.01 - $ 500000                  1                              $481,756                 1.55
$650000.01 - $ 700000                  1                              $689,397                 2.21
------------------------------------------------------------------------------------------------------
Total                                  527                         $31,146,532                  100 %
======================================================================================================


Mortgage Rates


Range of Mortgage                      Number of             Aggregate           Percent of Aggregate
Rates (%)                              Mortgage Loans        Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
6.501 - 7.000                          3                              $230,897                 0.74 %
7.001 - 7.500                          15                           $1,392,478                 4.47
7.501 - 8.000                          34                           $2,540,777                 8.16
8.001 - 8.500                          58                           $4,238,738                13.61
8.501 - 9.000                          92                           $6,528,790                20.96
9.001 - 9.500                          69                           $3,639,333                11.68
9.501 - 10.000                         67                           $4,162,106                13.36
10.501 - 11.000                        32                           $1,592,032                 5.11
11.001 - 11.500                        15                             $578,022                 1.86
11.501 - 12.000                        28                             $796,616                 2.56
12.001 - 12.500                        23                             $699,156                 2.24
12.501 - 13.000                        16                             $564,290                 1.81
13.001 - 13.500                        11                             $343,986                  1.1
13.501 - 14.000                        9                              $327,873                 1.05
14.001 - 14.500                        4                               $96,992                 0.31
14.501 - 15.000                        8                              $196,833                 0.63
15.001 - 15.500                        2                               $32,212                  0.1
15.501 - 16.000                        1                               $47,147                 0.15
17.001 - 17.500                        1                               $27,657                 0.09
6.5% - 7%                              5                              $738,784                 2.37
------------------------------------------------------------------------------------------------------
Total                                  527                         $31,146,532                  100 %
======================================================================================================


                                     CWABS 1999-2 Fixed Rate Loan Group



Months Remaining to Maturity

Range of Months                        Number of             Aggregate           Percent of Aggregate
Remaining to Maturity                  Mortgage Loans        Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
1 - 120                                255                          $9,731,854                31.25 %
121 - 180                              1                               $24,902                 0.08
181 - 300                              271                         $21,389,776                68.67
------------------------------------------------------------------------------------------------------
Total                                  527                         $31,146,532                  100 %
======================================================================================================

Loan-to-Value Ratios
(Includes Combined Loan-to-Value Ratios for 2nd Liens)

                                       Number of             Aggregate           Percent of Aggregate
Range of Loan-to-Value Ratios(%)       Mortgage Loans        Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
50.00 or Less                          58                           $2,006,947                 6.44 %
50.01-55.00                            19                             $647,023                 2.08
55.01-60.00                            30                           $1,558,229                 5.00
60.01-65.00                            53                           $3,422,342                10.99
65.01-70.00                            74                           $3,977,363                12.77
70.01-75.00                            100                          $5,605,156                18.00
75.01-80.00                            121                          $8,058,876                25.87
80.01-85.00                            50                           $3,557,552                11.42
85.01-90.00                            21                           $2,287,791                 7.35
95.01-100.00                           1                               $25,253                 0.08
------------------------------------------------------------------------------------------------------
Total                                  527                         $31,146,532                  100 %
======================================================================================================


                                   CWABS 1999-2 Fixed Rate Loan Group




State Distribution of Mortgaged
Properties
                                         Number of           Aggregate           Percent of Aggregate
State                                    Mortgage Loans      Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
Arizona                                  6                            $469,003                 1.51 %
Arkansas                                 10                           $355,821                 1.14
California                               37                         $3,917,577                12.58
Colorado                                 2                            $121,524                 0.39
Connecticut                              2                            $369,097                 1.19
Washington, DC                           5                            $406,155                  1.3
Florida                                  77                         $4,270,385                13.71
Georgia                                  21                         $1,680,442                  5.4
Hawaii                                   12                         $2,015,088                 6.47
Idaho                                    4                            $169,474                 0.54
Illinois                                 13                           $370,906                 1.19
Indiana                                  22                           $980,632                 3.15
Iowa                                     3                             $85,125                 0.27
Kansas                                   1                             $44,753                 0.14
Kentucky                                 6                            $246,895                 0.79
Louisiana                                21                           $774,077                 2.49
Maine                                    1                             $23,880                 0.08
Maryland                                 12                           $502,942                 1.61
Massachusetts                            1                             $65,384                 0.21
Michigan                                 35                         $1,759,448                 5.65
Minnesota                                2                             $49,164                 0.16
Mississippi                              4                            $172,073                 0.55
Missouri                                 3                            $117,723                 0.38
Montana                                  4                            $186,649                  0.6
Nebraska                                 1                             $25,744                 0.08
Nevada                                   2                            $146,461                 0.47
New Hampshire                            2                            $137,028                 0.44
New Jersey                               6                            $190,066                 0.61
New Mexico                               2                             $68,999                 0.22
New York                                 9                            $497,008                  1.6
North Carolina                           6                            $377,565                 1.21
Ohio                                     42                         $2,272,038                 7.29
Oklahoma                                 2                             $39,474                 0.13
Oregon                                   9                            $569,911                 1.83
Pennsylvania                             11                           $671,629                 2.16
South Carolina                           2                            $133,788                 0.43
South Dakota                             1                             $22,131                 0.07
Tennessee                                21                         $2,033,146                 6.53
Texas                                    73                         $2,622,272                 8.42
Utah                                     1                             $49,005                 0.16
Vermont                                  1                             $75,460                 0.24
Virginia                                 12                           $966,965                  3.1
Washington                               11                           $702,220                 2.25
West Virginia                            3                            $150,520                 0.48
Wisconsin                                5                            $155,710                  0.5
Wyoming                                  1                             $85,176                 0.27
------------------------------------------------------------------------------------------------------
Total                                    527                       $31,146,532                  100 %
======================================================================================================


                                   CWABS 1999-2 Fixed Rate Loan Group



FICO Credit Scores


                                     Number of               Aggregate            Percent of Aggregate
Range of FICO Credit Scores          Mortgage Loans          Principal Balance    Principal Balance
------------------------------------------------------------------------------------------------------
761 - 780                            2                                  $65,397                0.21 %
741 - 760                            2                                 $129,468                0.42
721 - 740                            3                                  $54,347                0.17
701 - 720                            7                                 $226,052                0.73
681 - 700                            11                                $630,159                2.02
661 - 680                            17                                $760,278                2.44
641 - 660                            39                              $2,588,063                8.31
621 - 640                            66                              $4,887,348               15.69
601 - 620                            76                              $4,716,656               15.14
581 - 600                            83                              $4,988,658               16.02
561 - 580                            61                              $3,341,229               10.73
541 - 560                            64                              $3,653,650               11.73
521 - 540                            45                              $2,704,626                8.68
501 - 520                            31                              $1,555,217                4.99
500 or Less                          11                                $503,359                1.62
Not Available                        9                                 $342,024                 1.1
------------------------------------------------------------------------------------------------------
Total                                527                               31146532                 100 %
======================================================================================================


Types of Mortgaged Properties

                                     Number of               Aggregate            Percent of Aggregate
Property Type                        Mortgage Loans          Principal Balance    Principal Balance
------------------------------------------------------------------------------------------------------
Single Family                        463                            $27,099,063               87.01 %
Manufactured Housing (1)             27                              $1,348,432                4.33
Planned Unit Development             10                              $1,341,950                4.31
Low Rise Condominium                 17                                $938,090                3.01
2-4 Family                           10                                $418,997                1.35
------------------------------------------------------------------------------------------------------
Total                                527                               31146532                 100 %
======================================================================================================
(1) Treated as real property.


Purpose of Mortgage Loan

                                     Number of               Aggregate            Percent of Aggregate
Loan Purpose                         Mortgage Loans          Principal Balance    Principal Balance
------------------------------------------------------------------------------------------------------
Refinance - Cash Out                 410                            $22,937,556               73.64 %
Refinance - Rate/Term                75                              $5,083,929               16.32
Purchase                             42                              $3,125,047               10.03
------------------------------------------------------------------------------------------------------
Total                                527                               31146532                 100 %
======================================================================================================


Occupancy Type

                                     Number of               Aggregate            Percent of Aggregate
Occupancy Type                       Mortgage Loans          Principal Balance    Principal Balance
------------------------------------------------------------------------------------------------------
Owner-Occupied                       479                            $29,589,218                  95 %
Non-Owner Occupied                   45                              $1,451,112                4.66
Vacation/Second Home                 3                                 $106,202                0.34
------------------------------------------------------------------------------------------------------
Total                                527                               31146532                 100 %
======================================================================================================


                                    CWABS 1999-2 Adjustable Rate Loan Group




Summary of Loans in Adjustable Rate Loan Group                                           Range
(As of Reference Date)                                                                   -----

Number of Mortgage Loans                                              506
Aggregate Principal Balance                                   $38,820,507
Average Loan Balance                                              $76,720                    $7,480 to  $433,266
Weighted Average Mortgage Rate                                      8.92%                     6.63% to    13.38%
Net Weighted Average Mortgage Rate                                  8.41%                     6.12% to    12.87%
Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                       6.22%                     4.75% to     9.60%
Weighted Average Maximum Mortgage Rate                             15.83%                    12.75% to    20.38%
Weighted Average Minimum Mortgage Rate                              8.84%                     5.75% to    13.38%
Weighted Average Original Term (months)                               360                       180 to       360
Weighted Average Remaining Term (months)                              298                       117 to       300
Weighted Average Loan-to-Value Ratio                               74.15%                    15.00% to    90.00%
Weighted Average FICO Score                                          586


                                 CWABS 1999-2 Adjustable Rate Loan Group




Mortgage Loan Programs

                                     Number of               Aggregate           Percent of Aggregate
Description                          Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
6-Month LIBOR                        506                           $38,820,507                   100
------------------------------------------------------------------------------------------------------
Total                                506                           $38,820,507                   100 %
======================================================================================================



Mortgage Loan Principal Balances

Range of Mortgage Loan               Number of               Aggregate           Percent of Aggregate
Principal Balances ($)               Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
$0 - $25000                          26                               $509,725                  1.31 %
$25000.01 - $50000                   151                            $5,955,925                 15.34
$50000.01 - $75000                   142                            $8,769,578                 22.59
$75000.01 - $100000                  88                             $7,546,009                 19.44
$100000.01 - $ 150000                64                             $7,931,607                 20.43
$150000.01 - $ 200000                16                             $2,805,697                  7.23
$200000.01 - $ 250000                10                             $2,233,093                  5.75
$250000.01 - $ 300000                2                                $543,332                   1.4
$300000.01 - $ 350000                4                              $1,306,788                  3.37
$350000.01 - $ 400000                1                                $377,521                  0.97
$400000.01 - $ 450000                2                                $841,232                  2.17
------------------------------------------------------------------------------------------------------
Total                                506                              38820507                   100 %
======================================================================================================



Mortgage Rates

Range of                             Number of               Aggregate           Percent of Aggregate
Mortgage Rates (%)                   Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
6.001 - 6.500                        3                                $210,053                  0.54 %
6.501 - 7.000                        11                             $1,164,203                  3.00
7.001 - 7.500                        23                             $1,597,201                  4.11
7.501 - 8.000                        60                             $5,221,272                 13.45
8.001 - 8.500                        102                            $9,001,895                 23.19
8.501 - 9.000                        92                             $6,717,960                 17.31
9.001 - 9.500                        68                             $4,974,404                 12.81
9.501 - 10.000                       66                             $4,897,112                 12.61
10.001 - 10.500                      28                             $2,038,235                  5.25
10.501 - 11.000                      19                             $1,013,995                  2.61
11.001 - 11.500                      11                               $740,694                  1.91
11.501 - 12.000                      13                               $763,105                  1.97
12.001 - 12.500                      4                                $199,095                  0.51
12.501 - 13.000                      3                                $139,777                  0.36
13.001 - 13.500                      3                                $141,506                  0.36
13.001 - 13.500                      3                                $141,506                  0.36
------------------------------------------------------------------------------------------------------
Total                                506                        $38,820,507.00                   100 %
======================================================================================================


                              CWABS 1999-2 Adjustable Rate Loan Group



Months Remaining to Maturity

Range of Months                      Number of               Aggregate           Percent of Aggregate
Remaining to Maturity                Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
1 - 120                              3                                 $93,439                  0.24 %
181 - 300                            503                           $38,727,068                 99.76
------------------------------------------------------------------------------------------------------
Total                                506                              38820507                   100 %
======================================================================================================



Loan-to-Value Ratios

                                     Number of               Aggregate           Percent of Aggregate
Range of Loan-to-Value Ratios (%)    Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
50.00 or Less                        30                             $1,798,311                  4.63 %
50.01-55.00                          18                             $1,080,648                  2.78
55.01-60.00                          27                             $1,535,151                  3.95
60.01-65.00                          46                             $2,502,921                  6.45
65.01-70.00                          71                             $4,987,024                 12.85
70.01-75.00                          103                            $8,575,741                 22.09
75.01-80.00                          118                           $10,529,195                 27.12
80.01-85.00                          55                             $4,556,940                 11.74
85.01-90.00                          38                             $3,254,576                  8.38
------------------------------------------------------------------------------------------------------
Total                                506                              38820507                   100 %
======================================================================================================


                                CWABS 1999-2 Adjustable Rate Loan Group



State Distribution of Mortgaged Properties

                                     Number of               Aggregate           Percent of Aggregate
State                                Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
Alaska                               1                                 $92,600                  0.24 %
Arizona                              6                                $521,772                  1.34
Arkansas                             5                                $275,672                  0.71
California                           45                             $5,224,957                 13.46
Colorado                             7                                $597,438                  1.54
Connecticut                          1                                 $52,400                  0.13
Washington, DC                       3                                $277,008                  0.71
Florida                              44                             $2,685,389                  6.92
Georgia                              14                             $1,043,173                  2.69
Hawaii                               3                                $832,637                  2.14
Idaho                                6                                $453,784                  1.17
Illinois                             23                             $1,756,663                  4.53
Indiana                              29                             $1,998,047                  5.15
Iowa                                 4                                $151,708                  0.39
Kansas                               3                                $143,835                  0.37
Kentucky                             8                                $456,306                  1.18
Louisiana                            10                               $593,649                  1.53
Maryland                             8                                $550,294                  1.42
Massachusetts                        1                                 $33,804                  0.09
Michigan                             42                             $2,617,351                  6.74
Minnesota                            4                                $160,741                  0.41
Mississippi                          3                                $151,400                  0.39
Missouri                             9                                $695,148                  1.79
Montana                              2                                 $72,467                  0.19
Nebraska                             1                                 $23,577                  0.06
Nevada                               10                               $816,083                   2.1
New Jersey                           4                                $710,107                  1.83
New Mexico                           6                                $405,189                  1.04
New York                             7                                $571,610                  1.47
North Carolina                       22                             $1,433,317                  3.69
Ohio                                 41                             $2,761,448                  7.11
Oklahoma                             4                                $252,308                  0.65
Oregon                               7                                $754,827                  1.94
Pennsylvania                         16                               $719,476                  1.85
South Carolina                       3                                $197,390                  0.51
South Dakota                         1                                 $32,102                  0.08
Tennessee                            16                             $1,521,126                  3.92
Texas                                27                             $1,905,771                  4.91
Utah                                 4                                $377,146                  0.97
Vermont                              2                                $197,811                  0.51
Virginia                             4                                $268,891                  0.69
Washington                           25                             $2,711,496                  6.98
West Virginia                        4                                $192,564                   0.5
Wisconsin                            19                             $1,453,086                  3.74
Wyoming                              2                                   76938                   0.2
------------------------------------------------------------------------------------------------------
Total                                506                              38820507                   100 %
======================================================================================================


                               CWABS 1999-2 Adjustable Rate Loan Group




Range of FICO Credit Scores

                                     Number of               Aggregate           Percent of Aggregate
Range of FICO Credit Scores          Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
761 - 780                            2                                $229,290                   0.59 %
741 - 760                            1                                 $43,497                   0.11
721 - 740                            1                                $189,730                   0.49
701 - 720                            3                                $229,342                   0.59
681 - 700                            8                                $544,015                    1.4
661 - 680                            23                             $1,886,832                   4.86
641 - 660                            23                             $2,237,073                   5.76
621 - 640                            44                             $4,026,725                  10.37
601 - 620                            69                             $5,426,486                  13.98
581 - 600                            78                             $5,864,465                  15.11
561 - 580                            69                             $5,279,108                   13.6
541 - 560                            69                             $4,942,192                  12.73
521 - 540                            56                             $3,526,638                   9.08
501 - 520                            31                             $2,634,316                   6.79
500 or Less                          18                             $1,243,065                    3.2
Not Available                        11                               $517,736                   1.33
------------------------------------------------------------------------------------------------------
Total                                506                              38820507                    100 %
======================================================================================================


Types of Mortgaged Properties

Property Type                        Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
Single Family                        416                           $32,756,575                  84.38 %
2-4 Family                           27                             $1,824,297                    4.7
Manufactured Housing (1)             30                             $1,706,038                   4.39
Planned Unit Development             16                             $1,424,010                   3.67
Low Rise Condominium                 16                             $1,034,620                   2.67
High Rise Condominium                1                                 $74,968                   0.19
------------------------------------------------------------------------------------------------------
Total                                506                              38820507                    100 %
======================================================================================================
(1) Treated as real property


Purpose of Mortgage Loan

                                     Number of               Aggregate           Percent of Aggregate
Loan Purpose                         Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
Refinance - Cash Out                 337                           $24,759,182                  63.78 %
Purchase                             100                            $8,622,135                  22.21
Refinance - Rate/Term                69                             $5,439,190                  14.01
------------------------------------------------------------------------------------------------------
Total                                506                              38820507                    100 %
======================================================================================================


Occupancy Types
                                     Number of               Aggregate           Percent of Aggregate
Occupancy Type                       Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
Owner-Occupied                       456                           $35,589,599                  91.68 %
Non-Owner Occupied                   46                             $3,070,120                   7.91
Vacation/Second Home                 4                                $160,788                   0.41
------------------------------------------------------------------------------------------------------
Total                                506                              38820507                    100 %
======================================================================================================



                              CWABS 1999-2 Adjustable Rate Loan Group




Gross Margin

Range of Gross                       Number of               Aggregate           Percent of Aggregate
Margins (%)                          Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
4.001 - 5.000                        16                             $1,075,623                   2.77 %
5.001 - 6.000                        207                           $17,622,963                   45.4
6.001 - 7.000                        212                           $15,634,428                  40.27
7.001 - 8.000                        63                             $4,087,645                  10.53
8.001 - 9.000                        7                                $348,459                    0.9
9.001 - 10.000                       1                                 $51,389                   0.13
------------------------------------------------------------------------------------------------------
Total                                506                              38820507                    100 %
======================================================================================================


Subsequent Adjustment Date

                                     Number of               Aggregate           Percent of Aggregate
Subsequent Adjustment Date           Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
July-2004                            18                             $1,204,873                    3.1 %
August-2004                          6                                $391,723                   1.01
September-2004                       90                             $6,803,314                  17.53
October-2004                         156                           $12,569,861                  32.38
November-2004                        167                           $12,792,848                  32.95
December-2004                        69                             $5,057,889                  13.03
------------------------------------------------------------------------------------------------------
Total                                506                              38820507                    100 %
======================================================================================================


Range of Months to Adjustment Date

                                     Number of               Aggregate           Percent of Aggregate
Range of Months to Adjustment Date   Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
0 - 6                                506                           $38,820,507                    100
------------------------------------------------------------------------------------------------------
Total                                506                              38820507                    100 %
======================================================================================================


Maximum Mortgage Rate

Range of                             Number of               Aggregate           Percent of Aggregate
Maximum Mortgage Rates (%)           Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
12.501 - 13.000                      2                                $207,349                   0.53 %
13.001 - 13.500                      9                                $886,771                   2.28
13.501 - 14.000                      17                             $1,228,401                   3.16
14.001 - 14.500                      35                             $2,531,731                   6.52
14.501 - 15.000                      64                             $5,660,739                  14.58
15.001 - 15.500                      82                             $7,582,245                  19.53
15.501 - 16.000                      85                             $6,022,609                  15.51
16.001 - 16.500                      66                             $4,834,425                  12.45
16.501 - 17.000                      66                             $4,897,112                  12.61
17.000 - 17.500                      27                             $1,970,954                   5.08
17.501 - 18.000                      19                             $1,013,995                   2.61
18.001 - 18.500                      11                               $740,694                   1.91
18.501 - 19.000                      13                               $763,105                   1.97
19.001 - 19.500                      4                                $199,095                   0.51
19.501 - 20.000                      3                                $139,777                   0.36
20.001 or more                       3                                $141,506                   0.36
------------------------------------------------------------------------------------------------------
Total                                506                              38820507                    100 %
======================================================================================================


                               CWABS 1999-2 Adjustable Rate Loan Group




Initial Periodic Rate Cap

Initial Periodic Rate                Number of               Aggregate           Percent of Aggregate
Cap (%)                              Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
1                                    8                                $403,195                   1.04 %
1.5                                  490                           $37,694,677                   97.1
3                                    8                                $722,635                   1.86
------------------------------------------------------------------------------------------------------
Total                                506                              38820507                    100 %
======================================================================================================


Subsequent Periodic Rate Cap

Subsequent Periodic                  Number of               Aggregate           Percent of Aggregate
Rate Cap (%)                         Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
1                                    85                             $6,281,730                  16.18 %
1.5                                  421                           $32,538,777                  83.82
------------------------------------------------------------------------------------------------------
Total                                506                              38820507                    100 %
======================================================================================================


Minimum Mortgage Rates

Range of                             Number of               Aggregate           Percent of Aggregate
Minimum Mortgage Rates (%)           Mortgage Loans          Principal Balance   Principal Balance
------------------------------------------------------------------------------------------------------
5.001 - 6.000                        3                                $225,947                   0.58 %
6.001 - 7.000                        27                             $2,137,529                   5.51
7.001 - 8.000                        97                             $7,836,640                  20.19
8.001 - 9.000                        166                           $13,796,982                  35.54
9.001 - 10.000                       132                            $9,787,003                  25.21
10.001 - 11.000                      47                             $3,052,229                   7.86
11.001 - 12.000                      24                             $1,503,799                   3.87
12.001 - 13.000                      7                                $338,872                   0.87
13.001 - 14.000                      3                                $141,506                   0.36
------------------------------------------------------------------------------------------------------
Total                                506                              38820507                    100 %
======================================================================================================


                                                            EXHIBIT 2

THE BANK OF NEW YORK                                                                                 Distribution Date: 6/25/04

101 Barclay St., 8W
New York, NY 10286                                     Countrywide Home Loans
Officer:     Courtney Bartholomew                    Asset-Backed Certificates
             212-815-3236                                   Series 1999-2
Associate:   AnnMarie Cassano
             212-815-8318

                                 Certificateholder Monthly Distribution Summary
--------------------------------------------------------------------------------------------------------------------------------
                                           Certificate                                   Pass
                        Class              Rate                    Beginning          Through                    Principal
Class     Cusip         Description        Type                      Balance          Rate (%)                 Distribution
--------------------------------------------------------------------------------------------------------------------------------
AF1       126671FP6     Senior             Fix-30/360                   0.00         6.130000                         0.00
AF2       126671FQ4     Senior             Fix-30/360                   0.00         6.240000                         0.00
AF3       126671FR2     Senior             Fix-30/360                   0.00         6.390000                         0.00
AF4       126671FS0     Senior             Fix-30/360           3,457,920.34         6.780000                 2,305,855.03
AF5       126671FT8     Senior             Fix-30/360          11,628,000.00         7.170000                         0.00
AF6       126671FU5     Senior             Fix-30/360           9,857,336.90         6.730000                 1,066,029.12
AV1       126671FY7     Senior             Fix-Act/360         18,916,782.67         1.320000                 1,495,206.53
R         PRIVATE       Senior             Fix-30/360                   0.00         0.000000                         0.00
--------------------------------------------------------------------------------------------------------------------------------
MF1       126671FV3     Mezzanine          Fix-30/360           4,583,275.52         7.090000                         0.00
MF2       126671FW1     Mezzanine          Fix-30/360           1,729,860.50         7.480000                         0.00
BF        126671FX9     Junior             Fix-30/360           1,976,983.43         8.700000                         0.00
MV1       126671FZ4     Mezzanine          Fix-Act/360         13,940,524.18         1.540000                         0.00
MV2       126671GA8     Mezzanine          Fix-Act/360          2,822,099.97         2.000000                         0.00
BV        126671GB6     Junior             Fix-Act/360          3,023,678.54         3.700000                         0.00
BFI       PRIVATE       Junior             Fix-30/360                   0.00         0.000000                         0.00
BVI       PRIVATE       Junior             Fix-30/360                   0.00         0.000000                         0.00
--------------------------------------------------------------------------------------------------------------------------------
Totals                                                         71,936,462.05                                  4,867,090.68
--------------------------------------------------------------------------------------------------------------------------------


                                                                             Current                            Cumulative
                                   Interest           Total                 Realized                Ending        Realized
Class                          Distribution    Distribution                   Losses               Balance          Losses
--------------------------------------------------------------------------------------------------------------------------------
AF1                                    0.00            0.00                     0.00                  0.00            0.00
AF2                                    0.00            0.00                     0.00                  0.00            0.00
AF3                                    0.00            0.00                     0.00                  0.00            0.00
AF4                               19,537.25    2,325,392.28                     0.00          1,152,065.31            0.00
AF5                               69,477.30       69,477.30                     0.00         11,628,000.00            0.00
AF6                               55,283.23    1,121,312.35                     0.00          8,791,307.79            0.00
AV1                               21,502.08    1,516,708.61                     0.00         17,421,576.14            0.00
R                                      0.00            0.00                     0.00                  0.00            0.00
--------------------------------------------------------------------------------------------------------------------------------
MF1                               27,079.52       27,079.52                     0.00          4,583,275.52            0.00
MF2                               10,782.80       10,782.80                     0.00          1,729,860.50            0.00
BF                                14,333.13       14,333.13                     0.00          1,976,983.43            0.00
MV1                               18,486.68       18,486.68                     0.00         13,940,524.18            0.00
MV2                                4,860.28        4,860.28                     0.00          2,822,099.97            0.00
BV                                 9,633.78        9,633.78                     0.00          3,023,678.54            0.00
BFI                               29,891.26       29,891.26                     0.00                  0.00            0.00
BVI                               93,193.01       93,193.01                     0.00                  0.00            0.00
--------------------------------------------------------------------------------------------------------------------------------
Totals                           374,060.32    5,241,151.00                     0.00         67,069,371.38            0.00
--------------------------------------------------------------------------------------------------------------------------------


THE BANK OF NEW YORK                                                                                 Distribution Date: 6/25/04

101 Barclay St., 8W
New York, NY 10286                                Countrywide Home Loans
Officer:     Courtney Bartholomew                Asset-Backed Certificates
             212-815-3236                               Series 1999-2
Associate:   AnnMarie Cassano
             212-815-8318
                                                 Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
                                        Original        Beginning      Scheduled                     Unscheduled              Net
                                     Certificate      Certificate      Principal      Accretion        Principal        Principal
     Class          Cusip                Balance          Balance   Distribution      Principal      Adjustments     Distribution
----------------------------------------------------------------------------------------------------------------------------------
      AF1         126671FP6        43,798,000.00             0.00           0.00           0.00             0.00             0.00
      AF2         126671FQ4        30,822,000.00             0.00           0.00           0.00             0.00             0.00
      AF3         126671FR2        19,666,000.00             0.00           0.00           0.00             0.00             0.00
      AF4         126671FS0        22,736,000.00     3,457,920.34   2,305,855.03           0.00             0.00     2,305,855.03
      AF5         126671FT8        11,628,000.00    11,628,000.00           0.00           0.00             0.00             0.00
      AF6         126671FU5        15,500,000.00     9,857,336.90   1,066,029.12           0.00             0.00     1,066,029.12
      AV1         126671FY7       277,200,000.00    18,916,782.67   1,577,850.45           0.00             0.00     1,495,206.53
       R           PRIVATE                  0.00             0.00           0.00           0.00             0.00             0.00
----------------------------------------------------------------------------------------------------------------------------------
      MF1         126671FV3         5,037,000.00     4,583,275.52           0.00           0.00             0.00             0.00
      MF2         126671FW1         2,713,000.00     1,729,860.50           0.00           0.00             0.00             0.00
      BF          126671FX9         3,100,000.00     1,976,983.43           0.00           0.00             0.00             0.00
      MV1         126671FZ4        14,962,000.00    13,940,524.18           0.00           0.00             0.00             0.00
      MV2         126671GA8        11,025,000.00     2,822,099.97           0.00           0.00             0.00             0.00
      BV          126671GB6        11,813,000.00     3,023,678.54           0.00           0.00             0.00             0.00
      BFI          PRIVATE                  0.00             0.00           0.00           0.00             0.00             0.00
      BVI          PRIVATE                  0.00             0.00           0.00           0.00             0.00             0.00
----------------------------------------------------------------------------------------------------------------------------------
    Totals                        470,000,000.00    71,936,462.05   4,949,734.60           0.00             0.00     4,867,090.68
----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------
                       Current         Ending            Ending
                      Realized    Certificate       Certificate
    Class               Losses        Balance            Factor
-----------------------------------------------------------------
      AF1                 0.00           0.00     0.00000000000
      AF2                 0.00           0.00     0.00000000000
      AF3                 0.00           0.00     0.00000000000
      AF4                 0.00   1,152,065.31     0.05067141582
      AF5                 0.00  11,628,000.00     1.00000000000
      AF6                 0.00   8,791,307.79     0.56718114774
      AV1                 0.00  17,421,576.14     0.06284839877
       R                  0.00           0.00     0.00000000000
-----------------------------------------------------------------
      MF1                 0.00   4,583,275.52     0.90992168354
      MF2                 0.00   1,729,860.50     0.63761905640
      BF                  0.00   1,976,983.43     0.63773659032
      MV1                 0.00  13,940,524.18     0.93172865793
      MV2                 0.00   2,822,099.97     0.25597278639
      BV                  0.00   3,023,678.54     0.25596195209
      BFI                 0.00           0.00     0.00000000000
      BVI                 0.00           0.00     0.00000000000
-----------------------------------------------------------------
    Totals                0.00  67,069,371.38
-----------------------------------------------------------------


THE BANK OF NEW YORK                               Distribution Date: 6/25/04

101 Barclay St., 8W
New York, NY 10286                                 Countrywide Home Loans
Officer:     Courtney Bartholomew                Asset-Backed Certificates
             212-815-3236                               Series 1999-2
Associate:   AnnMarie Cassano
             212-815-8318
                                                  Interest Distribution Detail

--------------------------------------------------------------------------------------------------------------------------------
              Beginning          Pass      Accrued    Cumulative                  Total           Net    Unscheduled
            Certificate       Through      Optimal        Unpaid   Deferred    Interest    Prepayment       Interest    Interest
 Class          Balance      Rate (%)     Interest      Interest   Interest         Due Int Shortfall     Adjustment        Paid
--------------------------------------------------------------------------------------------------------------------------------
  AF1              0.00      6.130000         0.00          0.00       0.00        0.00          0.00           0.00        0.00
  AF2              0.00      6.240000         0.00          0.00       0.00        0.00          0.00           0.00        0.00
  AF3              0.00      6.390000         0.00          0.00       0.00        0.00          0.00           0.00        0.00
  AF4      3,457,920.34      6.780000    19,537.25          0.00       0.00   19,537.25          0.00           0.00   19,537.25
  AF5     11,628,000.00      7.170000    69,477.30          0.00       0.00   69,477.30          0.00           0.00   69,477.30
  AF6      9,857,336.90      6.730000    55,283.23          0.00       0.00   55,283.23          0.00           0.00   55,283.23
  AV1     18,916,782.67      1.320000    21,502.08          0.00       0.00   21,502.08          0.00           0.00   21,502.08
   R               0.00      0.000000         0.00          0.00       0.00        0.00          0.00           0.00        0.00
--------------------------------------------------------------------------------------------------------------------------------
  MF1      4,583,275.52      7.090000    27,079.52          0.00       0.00   27,079.52          0.00           0.00   27,079.52
  MF2      1,729,860.50      7.480000    10,782.80          0.00       0.00   10,782.80          0.00           0.00   10,782.80
   BF      1,976,983.43      8.700000    14,333.13          0.00       0.00   14,333.13          0.00           0.00   14,333.13
  MV1     13,940,524.18      1.540000    18,486.68          0.00       0.00   18,486.68          0.00           0.00   18,486.68
  MV2      2,822,099.97      2.000000     4,860.28          0.00       0.00    4,860.28          0.00           0.00    4,860.28
   BV      3,023,678.54      3.700000     9,633.78          0.00       0.00    9,633.78          0.00           0.00    9,633.78
  BFI              0.00      0.000000         0.00          0.00       0.00        0.00          0.00           0.00   29,891.26
  BVI              0.00      0.000000         0.00          0.00       0.00        0.00          0.00           0.00   93,193.01
--------------------------------------------------------------------------------------------------------------------------------
 Totals   71,936,462.05                 250,976.05          0.00       0.00  250,976.05          0.00           0.00  374,060.32
--------------------------------------------------------------------------------------------------------------------------------


THE BANK OF NEW YORK                              Distribution Date: 6/25/04

101 Barclay St., 8W
New York, NY 10286                               Countrywide Home Loans
Officer:     Courtney Bartholomew               Asset-Backed Certificates
             212-815-3236                              Series 1999-2
Associate:   AnnMarie Cassano
             212-815-8318
                                                 Current Payment Information
                                                      Factors per $1,000

--------------------------------------------------------------------------------------------------------------------------------
                                 Original     Beginning Cert.                                          Ending Cert.        Pass
                              Certificate            Notional         Principal         Interest           Notional     Through
 Class        Cusip               Balance             Balance      Distribution     Distribution            Balance    Rate (%)
--------------------------------------------------------------------------------------------------------------------------------
  AF1       126671FP6       43,798,000.00         0.000000000       0.000000000      0.000000000        0.000000000    6.130000
  AF2       126671FQ4       30,822,000.00         0.000000000       0.000000000      0.000000000        0.000000000    6.240000
  AF3       126671FR2       19,666,000.00         0.000000000       0.000000000      0.000000000        0.000000000    6.390000
  AF4       126671FS0       22,736,000.00       152.090092514     101.418676548      0.859309025       50.671415816    6.780000
  AF5       126671FT8       11,628,000.00     1,000.000000000       0.000000000      5.975000000    1,000.000000000    7.170000
  AF6       126671FU5       15,500,000.00       635.957219492      68.776072258      3.566660000      567.181147742    6.730000
  AV1       126671FY7      277,200,000.00        68.242361711       5.393962951      0.077568831       62.848398773    1.320000
   R         PRIVATE                 0.00         0.000000000       0.000000000      0.000000000        0.000000000    0.000000
--------------------------------------------------------------------------------------------------------------------------------
  MF1       126671FV3        5,037,000.00       909.921683079       0.000000000      5.376120707      909.921683542    7.090000
  MF2       126671FW1        2,713,000.00       637.619057630       0.000000000      3.974493181      637.619056395    7.480000
   BF       126671FX9        3,100,000.00       637.736591097       0.000000000      4.623590323      637.736590323    8.700000
  MV1       126671FZ4       14,962,000.00       931.728657826       0.000000000      1.235575458      931.728657933    1.540000
  MV2       126671GA8       11,025,000.00       255.972786794       0.000000000      0.440841723      255.972786395    2.000000
   BV       126671GB6       11,813,000.00       255.961952425       0.000000000      0.815523576      255.961952087    3.700000
  BFI        PRIVATE                 0.00         0.000000000       0.000000000      0.000000000        0.000000000    0.000000
  BVI        PRIVATE                 0.00         0.000000000       0.000000000      0.000000000        0.000000000    0.000000
--------------------------------------------------------------------------------------------------------------------------------
 Totals                    470,000,000.00       153.056302234      10.355512085      0.795873021      142.700790170
--------------------------------------------------------------------------------------------------------------------------------


THE BANK OF NEW YORK

101 Barclay St., 8W
New York, NY 10286                               Countrywide Home Loans
Officer:     Courtney Bartholomew              Asset-Backed Certificates
             212-815-3236                             Series 1999-2
Associate:   AnnMarie Cassano
             212-815-8318


Pool Level Data

Distribution Date                                                                                                    6/25/04
Cut-off Date                                                                                                         5/ 1/99
Determination Date                                                                                                   6/ 1/04
Accrual Period 30/360                                 Begin                                                          5/ 1/04
                                                      End                                                            6/ 1/04
Number of Days in 30/360 Accrual Period                                                                                   30

Accrual Period Actual Days                            Begin                                                          5/25/04
                                                      End                                                            6/25/04
Number of Days in Actual Accrual Period                                                                                   31


---------------------------------------------------------------------------------------
                                Collateral Information
---------------------------------------------------------------------------------------


Group 1

Cut-Off Date Balance                                                                                          155,006,364.96

Beginning Aggregate Pool Stated Principal Balance                                                              34,518,415.93
Ending Aggregate Pool Stated Principal Balance                                                                 31,146,531.78

Beginning Aggregate Certificate Stated Principal Balance                                                       33,233,376.70
Ending Aggregate Certificate Stated Principal Balance                                                          29,861,492.55

Beginning Aggregate Loan Count                                                                                           558
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                           31
Ending Aggregate Loan Count                                                                                              527

Beginning Weighted Average Loan Rate (WAC)                                                                         9.356413%
Ending Weighted Average Loan Rate (WAC)                                                                            9.418749%

Beginning Net Weighted Average Loan Rate                                                                           8.856413%
Ending Net Weighted Average Loan Rate                                                                              8.918749%

Weighted Average Maturity (WAM) (Months)                                                                                 299

Subordinated Amount                                                                                             1,285,039.23
Required Subordinated Amount                                                                                    1,285,039.23

Has Trigger Event Occurred                                                                                               YES

Servicer Advances                                                                                                  61,558.57


                                                               Page 1


THE BANK OF NEW YORK

101 Barclay St., 8W
New York, NY 10286                               Countrywide Home Loans
Officer:     Courtney Bartholomew              Asset-Backed Certificates
             212-815-3236                             Series 1999-2
Associate:   AnnMarie Cassano
             212-815-8318

-------------------------------------------------------------------------
                                Collateral Information
-------------------------------------------------------------------------

Group 1

Aggregate Pool Prepayment                                                                                       3,261,234.04
Pool Prepayment Rate                                                                                             70.1443 CPR


Group 2
Cut-Off Date Balance                                                                                          315,004,296.18

Beginning Aggregate Pool Stated Principal Balance                                                              40,315,713.92
Ending Aggregate Pool Stated Principal Balance                                                                 38,820,507.39

Beginning Aggregate Certificate Stated Principal Balance                                                       38,703,085.36
Ending Aggregate Certificate Stated Principal Balance                                                          37,125,234.91

Beginning Aggregate Loan Count                                                                                           524
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                           18
Ending Aggregate Loan Count                                                                                              506

Beginning Weighted Average Loan Rate (WAC)                                                                         8.845207%
Ending Weighted Average Loan Rate (WAC)                                                                            8.859823%

Beginning Net Weighted Average Loan Rate                                                                           8.344946%
Ending Net Weighted Average Loan Rate                                                                              8.359823%

Weighted Average Maturity (WAM) (Months)                                                                                 299

Subordinated Amount                                                                                             1,695,272.48
Required Subordinated Amount                                                                                    1,695,272.48

Has Trigger Event Occurred                                                                                               YES

Servicer Advances                                                                                                  93,793.77

Aggregate Pool Prepayment                                                                                       1,151,815.56
Pool Prepayment Rate                                                                                             35.7255 CPR



                                                               Page 2


THE BANK OF NEW YORK

101 Barclay St., 8W
New York, NY 10286                               Countrywide Home Loans
Officer:     Courtney Bartholomew              Asset-Backed Certificates
             212-815-3236                             Series 1999-2
Associate:   AnnMarie Cassano
             212-815-8318


Certificate Account

Beginning Balance                                                                                                       0.00

Deposit
Payments of Interest and Principal                                                                              5,086,103.79
Liquidation Proceeds                                                                                              179,740.11
All Other Proceeds                                                                                                      0.00
Other Amounts                                                                                                           0.00
                                                                                                                ------------
Total Deposits                                                                                                  5,265,843.90


Withdrawals
Reimbursement of Servicer Advances                                                                                      0.00
Payment of Master Servicer Fees                                                                                    28,354.23
Payment of Sub Servicer Fees                                                                                            8.77
Payment of Other Fees                                                                                                   0.00
Payment of Insurance Premium(s)                                                                                         0.00
Payment of Personal Mortgage Insurance                                                                                  0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                        0.00
Payment of Principal and Interest                                                                               5,241,150.85
                                                                                                                ------------
Total Withdrawals                                                                                               5,269,513.85

Ending Balance                                                                                                     -3,661.18


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                           2,826.65
Compensation for Gross PPIS from Servicing Fees                                                                     2,826.65
Other Gross PPIS Compensation                                                                                           0.00
Total Net PPIS (Non-Supported PPIS)                                                                                    -0.00


Master Servicing Fees Paid                                                                                         28,354.23
Sub Servicing Fees Paid                                                                                                 8.77
Insurance Premium(s) Paid                                                                                               0.00
Personal Mortgage Insurance Fees Paid                                                                                   0.00



THE BANK OF NEW YORK

101 Barclay St., 8W
New York, NY 10286                               Countrywide Home Loans
Officer:     Courtney Bartholomew              Asset-Backed Certificates
             212-815-3236                             Series 1999-2
Associate:   AnnMarie Cassano
             212-815-8318
Other Fees Paid                                                                                                         0.00
Total Fees                                                                                                         28,363.00



------------------------------------------------------------------------------
                            Delinquency Information
------------------------------------------------------------------------------

Group 1
-------

Delinquency                                                            30-59 Days   60-89 Days      90+ Days          Totals
Scheduled Principal Balance                                            875,871.94   174,404.03    135,290.53    1,185,566.50
Percentage of Total Pool Balance                                        2.812101%    0.559947%     0.434368%       3.806416%
Number of Loans                                                                21            3             3              27
Percentage of Total Loans                                               3.984820%    0.569260%     0.569260%       5.123340%

Foreclosure
-----------
Scheduled Principal Balance                                                                                       895,540.39
Percentage of Total Pool Balance                                                                                   2.875249%
Number of Loans                                                                                                           19
Percentage of Total Loans                                                                                          3.605313%

Bankruptcy
Scheduled Principal Balance                                                                                     2,813,310.60
Percentage of Total Pool Balance                                                                                   9.032500%
Number of Loans                                                                                                           40
Percentage of Total Loans                                                                                          7.590133%

REO
---
Scheduled Principal Balance                                                                                     1,067,967.34
Percentage of Total Pool Balance                                                                                   3.428848%
Number of Loans                                                                                                           11
Percentage of Total Loans                                                                                          2.087287%

Book Value of all REO Loans                                                                                             0.00
Percentage of Total Pool Balance                                                                                   0.000000%

Current Realized Losses                                                                                            26,262.00



                                                               Page 4



THE BANK OF NEW YORK

101 Barclay St., 8W
New York, NY 10286                               Countrywide Home Loans
Officer:     Courtney Bartholomew              Asset-Backed Certificates
             212-815-3236                             Series 1999-2
Associate:   AnnMarie Cassano
             212-815-8318

Additional Gains (Recoveries)/Losses                                                                                2,111.35
Total Realized Losses                                                                                           3,926,457.87

Group 2
-------

Delinquency                                                            30-59 Days   60-89 Days      90+ Days          Totals
Scheduled Principal Balance                                          1,529,430.57 1,021,686.51    464,821.47    3,015,938.55
Percentage of Total Pool Balance                                        3.939749%    2.631822%     1.197361%       7.768931%
Number of Loans                                                                20            6             5              31
Percentage of Total Loans                                               3.952569%    1.185771%     0.988142%       6.126482%

Foreclosure
-----------
Scheduled Principal Balance                                                                                     2,883,520.92
Percentage of Total Pool Balance                                                                                   7.427829%
Number of Loans                                                                                                           33
Percentage of Total Loans                                                                                          6.521739%

Bankruptcy
Scheduled Principal Balance                                                                                     3,746,646.16
Percentage of Total Pool Balance                                                                                   9.651203%
Number of Loans                                                                                                           47
Percentage of Total Loans                                                                                          9.288538%

REO
---
Scheduled Principal Balance                                                                                     1,069,066.47
Percentage of Total Pool Balance                                                                                   2.753870%
Number of Loans                                                                                                           16
Percentage of Total Loans                                                                                          3.162055%

Book Value of all REO Loans                                                                                             0.00
Percentage of Total Pool Balance                                                                                   0.000000%

Current Realized Losses                                                                                           138,466.00
Additional Gains (Recoveries)/Losses                                                                          (    5,772.53)
Total Realized Losses                                                                                           9,093,819.04



                                                               Page 5



THE BANK OF NEW YORK

101 Barclay St., 8W
New York, NY 10286                               Countrywide Home Loans
Officer:     Courtney Bartholomew              Asset-Backed Certificates
             212-815-3236                             Series 1999-2
Associate:   AnnMarie Cassano
             212-815-8318
------------------------------------------------------------------------------
                        AVAILABLE FUNDS CAP INFORMATION
------------------------------------------------------------------------------

Class BV Certificate Carry-Forward Amount                                                                               0.00
Class BV Available Funds Cap Rate                                                                                    0.0000%
Cumulative BV Carry-Forward Amount                                                                                      0.00
Class BV Un-Capped Coupon                                                                                            3.7000%
Interest Accrued on Class BV Carryover Shortfall Amount                                                                 0.00




                                                               Page 6